Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3, No. 333-00723, and Form S-8, No. 333-27727, 333-27729, 333-45216, 333-153377, 333-153378 and 333-126061 of Winland Electronics, Inc. of our report dated March 30, 2011, relating to the financial statements, which appears on page 13 of this annual report on Form 10-K for the year ended December 31, 2010.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota
March 30, 2011